UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 8, 2005
Kendle International Inc.

(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
441 Vine Street, Suite 1200, Cincinnati, OH 45202

(Address of principal executive offices)
(513) 381-5500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2

ITEM 7.01 Regulation FD Disclosure
     A representative from Kendle International Inc. (the “Company”) will be giving presentations at investor meetings hosted by Jefferies & Company, Inc. during the week beginning August 8, 2005. A copy of the meeting presentation (the “Presentation”) is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.
     In addition, on August 8, 2005, the Company issued a press release (the “Press Release”) announcing that the Company raised its annual earnings guidance for the full year ending December 31, 2005 to $0.79 to $0.84 per share. The Company also announced that it expects revenue for the full year to be in the upper half of its previously announced guidance range of $200 to $210 million. The foregoing is qualified by reference to the Press Release, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     Information in the Presentation and the Press Release contains forward-looking statements regarding future events and performance of the Company. All such forward-looking statements are based largely on management’s expectations and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include competitive factors, outsourcing trends, contract terms, exchange rate fluctuations, the Company’s ability to manage growth and to continue to attract and retain qualified personnel, the Company’s ability to complete acquisitions and to integrate newly acquired businesses, consolidation within the industry and other factors described in the Presentation and the Press Release and in the Company’s filings with the Securities and Exchange Commission.
     The information in this Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Exhibit No.	Description
99.1	Meeting Presentation
99.2	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.
Date: August 8, 2005	/s/ Karl Brenkert III
Karl Brenkert III
Vice President, CFO and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Meeting Presentation
99.2	Press Release